Exhibit 99.1

TTM Technologies, Inc., Q4’21	Contact:
Sameer Desai,
Vice President, Corporate
Development & Investor Relations
Sameer.desai@ttmtech.com
714-327-3050

TTM Technologies, Inc. Reports Fiscal Fourth Quarter and 2021 Results

Santa Ana, CA – February 9, 2022– TTM Technologies, Inc. (NASDAQ:TTMI), a leading global printed circuit board (“PCB”) and radio frequency (“RF”) components manufacturer, today reported results for the fourth quarter and fiscal 2021, which ended on January 3, 2022.

Fourth Quarter 2021 Highlights

•	Net sales were $598.1 million

•	GAAP net income of $8.4 million, or $0.08 per diluted share

•	Non-GAAP net income was $36.2 million, or $0.34 per diluted share

•	Operating cash flow of $62.4 million

•	Repurchased 2.2 million shares of common stock for $29.6 million at an average price of $13.47 per share

Fourth Quarter 2021 GAAP Financial Results

Net sales for the fourth quarter of 2021 were $598.1 million, compared to $523.8 million in the fourth quarter of 2020.

GAAP operating income for the fourth quarter of 2021 was $33.1 million. This compares to GAAP operating income of $29.2 million in the fourth quarter of 2020.

GAAP net income for the fourth quarter of 2021 was $8.4 million, or $0.08 per diluted share, compared to net income of $39.0 million, or $0.34 per diluted share in the fourth quarter of 2020.

Fourth Quarter 2021 Non-GAAP Financial Results

On a non-GAAP basis, net income for the fourth quarter of 2021 was $36.2 million, or $0.34 per diluted share. This compares to non-GAAP net income of $40.2 million, or $0.37 per diluted share, for the fourth quarter of 2020.

Adjusted EBITDA in the fourth quarter of 2021 was $70.4 million, or 11.8 percent of net sales, compared to adjusted EBITDA of $68.2 million, or 13.0% percent of net sales, for the fourth quarter of 2020.

“In the fourth quarter, TTM achieved revenues above the high end of guidance and non-GAAP earnings at the high end of the guided range. This outperformance was driven by strength in all of our commercial end markets, despite labor and production challenges in North America and tight supply conditions globally for certain raw materials,” said Tom Edman, CEO of TTM.

Full Year 2021 Financial Results1

Net sales for fiscal year 2021 increased to $2.25 billion from $2.11 billion from continuing operations in fiscal year 2020, a 6.8% increase. Excluding the two E-MS facilities that were closed at the end of 2020, our revenues grew 10.9% for the year.

GAAP operating income for fiscal year 2021 was $126.0 million, an increase from GAAP operating income of $28.1 million from continuing operations in fiscal year 2020.

[1]

In 2020, we completed the sale of the Mobility business so we are comparing 2021 results to 2020 continuing operations, which excludes the Mobility business. The E-MS business is still included in 2020 continuing operations.

TTM Technologies, Inc., Q4’21	Contact:
Sameer Desai,
Vice President, Corporate
Development & Investor Relations
Sameer.desai@ttmtech.com
714-327-3050

GAAP net income for fiscal year 2021 was $54.4 million, or $0.50 per diluted share, compared to GAAP net loss of $16.4 million from continuing operations, or ($0.15) per diluted share, for fiscal year 2020.

On a non-GAAP basis, net income for fiscal year 2021 was $138.0 million, or $1.28 per diluted share. This compares to fiscal year 2020 non-GAAP net income of $116.7 million from continuing operations, or $1.10 per diluted share.

Adjusted EBITDA for fiscal year 2021 was $275.6 million, or 12.3 percent of net sales, compared to $272.3 million from continuing operations, or 12.9 percent of net sales, for fiscal year 2020. Cash flow from operations for fiscal year 2021 was $176.6 million.

“Despite the headwinds from materials and labor inflation and availability, COVID-19 and the strengthening Chinese currency, we delivered solid results in 2021 with revenues growing 10.9% year on year excluding divested businesses,” continued Edman. “Also in 2021, we generated $176.6 million in operating cash flow which enabled us to strengthen our balance sheet and return capital to our shareholders. For the year we repurchased 4.7 million shares for $64.6 million on our $100 million stock buyback program.”

Business Outlook

In the first quarter, we are seeing continued labor challenges along with normal seasonality associated with Chinese New Year and one less week in the quarter compared to the fourth quarter.

Taking these factors into consideration, TTM estimates that revenue for the first quarter of 2022 will be in the range of $540 million to $580 million, and non-GAAP net income will be in the range of $0.20 to $0.26 per diluted share.

Live Webcast/Conference Call

TTM will host a conference call and webcast to discuss fourth quarter 2021 results and the first quarter 2022 outlook on Wednesday, February 9th, 2022 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call will include forward-looking statements.

Telephone access is available by dialing domestic 888-394-8218 or international 323-794-2588 (ID 1667874). The conference call also will be webcast on TTM’s website at www.ttm.com.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM’s website at www.ttm.com.

About TTM

TTM Technologies, Inc. is a leading global printed circuit board manufacturer, focusing on quick-turn and volume production of technologically advanced PCBs and backplane assemblies as well as a global designer and manufacturer of high-frequency radio frequency (RF) and microwave components and assemblies. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

TTM Technologies, Inc., Q4’21	Contact:
Sameer Desai,
Vice President, Corporate
Development & Investor Relations
Sameer.desai@ttmtech.com
714-327-3050

Forward-Looking Statements

The preliminary financial results included in this press release represent the most current information available to management. The company’s actual results when disclosed in its Form 10-K may differ from these preliminary results as a result of the completion of the company’s financial closing procedures; final adjustments; completion of the review by the company’s independent registered accounting firm; and other developments that may arise between now and the disclosure of the final results. This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the impact of COVID-19, general market and economic conditions, including interest rates, currency exchange rates and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC.

About Our Non-GAAP Financial Measures

This release includes information about TTM’s adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share, all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

With respect to the Company’s outlook for non-GAAP net income per diluted share, we are unable to predict with reasonable certainty or without unreasonable effort certain items that may affect a comparable measure calculated and presented in accordance with GAAP. Our expected non-GAAP net income per diluted share excludes primarily the future impact of restructuring actions, impairment charges, unusual gains and losses, and tax adjustments. These reconciling items are highly variable and difficult to predict due to various factors outside of management’s control and could have a material impact on our future period net income per diluted share calculated and presented in accordance with GAAP. Accordingly, a reconciliation of non-GAAP net income per diluted share to a comparable measure calculated and presented in accordance with GAAP is not available without unreasonable effort and has not been provided.

- Tables Follow –

TTM TECHNOLOGIES, INC.
Selected Unaudited Financial Information
(In thousands, except per share data)
	Fourth Quarter		Full Year
	2021	2020	2021	2020
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
Net sales	$598,141	$523,802	$2,248,740	$2,105,322
Cost of goods sold	500,819	435,829	1,876,729	1,746,299

Gross profit	97,322	87,973	372,011	359,023

Operating expenses:
Selling and marketing	16,271	15,849	63,016	63,882
General and administrative	33,790	26,831	124,865	122,477
Research and development	5,071	4,604	18,146	19,770
Amortization of definite-lived intangibles	8,911	9,589	35,748	38,838
Restructuring charges	211	1,934	4,245	16,764
Impairment of goodwill	—	—	—	69,200

Total operating expenses	64,254	58,807	246,020	330,931

Operating income	33,068	29,166	125,991	28,092
Interest expense	(11,860)	(14,599)	(45,475)	(73,156)
Loss on extinguishment of debt	—	—	(15,217)	—
Other, net	(584)	(1,854)	4,754	(1,213)

Income (loss) from continuing operations before income taxes	20,624	12,713	70,053	(46,277)
Income tax (provision) benefit	(12,237)	26,247	(15,639)	29,891

Net income (loss) from continuing operations	8,387	38,960	54,414	(16,386)
Income from discontinued operations, net of income taxes	—	—	—	193,921

Net income	$8,387	$38,960	$54,414	$177,535

Earnings (loss) per share:
Basic earnings (loss) per share from continuing operations	$0.08	$0.36	$0.51	$(0.15)
Basic earnings per share from discontinued operations	—	—	—	1.82

Basic earnings per share	$0.08	$0.36	$0.51	$1.67

Diluted earnings (loss) per share from continuing operations	$0.08	$0.34	$0.50	$(0.15)
Diluted earnings per share from discontinued operations	—	—	—	1.82

Diluted earnings per share	$0.08	$0.34	$0.50	$1.67

Weighted-average shares used in computing per share amounts:
Basic	104,186	106,755	106,314	106,366
Diluted	105,769	113,513	108,153	106,366
Reconciliation of the denominator used to calculate basic earnings per share and diluted earnings per share:
Weighted-average shares outstanding	104,186	106,755	106,314
Dilutive effect of convertible debt	—	5,193	—
Dilutive effect of warrants	—	—	200
Dilutive effect of performance-based stock units, restricted stock units & stock options	1,583	1,565	1,639

Diluted shares	105,769	113,513	108,153

SELECTED BALANCE SHEET DATA

	January 3, 2022	December 28, 2020
Cash and cash equivalents, including restricted cash	$537,678	$451,565
Accounts and notes receivable, net	386,347	381,105
Contract assets	324,862	273,256
Inventories	127,612	115,651
Total current assets	1,407,413	1,248,758
Property, plant and equipment, net	665,755	650,435
Operating lease right of use asset	20,802	24,340
Other non-current assets	931,577	972,411
Total assets	3,025,547	2,895,944
Accounts payable	$361,484	$327,102
Total current liabilities	558,148	518,046
Debt, net of discount	927,818	842,853
Total long-term liabilities	1,011,982	933,889
Total equity	1,455,417	1,444,009
Total liabilities and equity	3,025,547	2,895,944

SUPPLEMENTAL DATA

	Fourth Quarter		Full Year
	2021	2020	2021	2020
Gross margin	16.3%	16.8%	16.5%	17.1%
Operating margin	5.5%	5.6%	5.6%	1.3%

End Market Breakdown, excludes Mobility:

	Fourth Quarter
	2021	2020
Aerospace/Defense	30%	36%
Automotive	19%	21%
Data Center Computing	15%	13%
Medical/Industrial/Instrumentation	19%	15%
Networking/Communications	16%	15%
Other	1%	0%

Stock-based Compensation:

	Fourth Quarter
	2021	2020
Amount included in:
Cost of goods sold	$1,404	$1,246
Selling and marketing	721	620
General and administrative	2,806	2,211
Research and development	277	35

Total stock-based compensation expense	$5,208	$4,112

Operating Segment Data:

	Fourth Quarter
Net sales:	2021	2020
PCB	$581,817	$488,762
RF&S Components	16,324	11,382
Other[1]	—	23,658

Total net sales	$598,141	$523,802

Operating segment income:
PCB	$70,731	$63,188
RF&S Components	6,906	3,209
Corporate & Other[1]	(34,168)	(26,258)

Total operating segment income	43,469	40,139
Amortization of definite-lived intangibles	(10,401)	(10,973)

Total operating income	33,068	29,166
Total other expense	(12,444)	(16,453)

Income from continuing operations before income taxes	$20,624	$12,713

RECONCILIATIONS2

	Fourth Quarter		Full Year
	2021	2020	2021	2020
Non-GAAP gross profit reconciliation[3]:
GAAP gross profit from continuing operations	$97,322	$87,973	$372,011	$359,023
Add back item:
Amortization of definite-lived intangibles	1,490	1,384	5,641	5,535
Accelerated depreciation	—	899	—	5,835
Stock-based compensation	1,404	1,246	4,714	3,889
Unrealized gain on commodity hedge	(362)	—	(297)	—
Restructuring and other charges	7	—	261	—

Non-GAAP gross profit	$99,861	$91,502	$382,330	$374,282

Non-GAAP gross margin	16.7%	17.5%	17.0%	17.8%
Non-GAAP operating income reconciliation[4]:
GAAP operating income from continuing operations	$33,068	$29,166	$125,991	$28,092
Add back items:
Amortization of definite-lived intangibles	10,401	10,973	41,389	44,373
Accelerated depreciation	—	1,057	—	6,751
Stock-based compensation	5,208	4,112	17,711	16,073
(Gain) on sale of assets	—	(97)	(421)	(97)
Unrealized gain on commodity hedge	(362)	—	(297)	—
Impairments, restructuring, acquisition-related and other charges	800	2,098	5,350	86,237

Non-GAAP operating income	$49,115	$47,309	$189,723	$181,429

Non-GAAP operating margin	8.2%	9.0%	8.4%	8.6%
Non-GAAP net income and EPS reconciliation[5]:
GAAP net income (loss) from continuing operations	$8,387	$38,960	$54,414	$(16,386)
Add back items:
Amortization of definite-lived intangibles	10,401	10,973	41,389	44,373
Accelerated depreciation	—	1,057	—	6,751
Stock-based compensation	5,208	4,112	17,711	16,073
Non-cash interest expense	496	2,962	2,109	17,451
(Gain) on sale of assets	—	(119)	(991)	(825)
Change in fair value of warrant liabilities	(373)	—	(4,241)	—
Loss on extinguishment of debt	—	—	15,217	—
Unrealized gain on commodity hedge	(362)	—	(297)	—
Impairments, restructuring, acquisition-related and other charges	800	2,098	5,350	86,237
Income taxes[6]	11,636	(19,800)	7,373	(36,988)

Non-GAAP net income	$36,193	$40,243	$138,034	$116,686

Non-GAAP earnings per diluted share	$0.34	$0.37	$1.28	$1.10

Non-GAAP diluted number of shares:
GAAP diluted number of shares	105,769	113,513	108,153	106,366
Dilutive effect of convertible debt	—	(5,193)	—	—

Non-GAAP diluted number of shares	105,769	108,320	108,153	106,366

Adjusted EBITDA reconciliation[7]:
GAAP net income (loss) from continuing operations	$8,387	$38,960	$54,414	$(16,386)
Add back items:
Income tax provision (benefit)	12,237	(26,247)	15,639	(29,891)
Interest expense	11,860	14,599	45,475	73,156
Amortization of definite-lived intangibles	10,401	10,973	41,389	44,373
Depreciation expense	22,231	23,775	85,942	99,572
Stock-based compensation	5,208	4,112	17,711	16,073
(Gain) on sale of assets	—	(119)	(991)	(825)
Change in fair value of warrant liabilities	(373)	—	(4,241)	—
Loss on extinguishment of debt	—	—	15,217	—
Unrealized gain on commodity hedge	(362)	—	(297)	—
Impairments, restructuring, acquisition-related and other charges	800	2,098	5,350	86,237

Adjusted EBITDA	$70,389	$68,151	$275,608	$272,309

Adjusted EBITDA margin	11.8%	13.0%	12.3%	12.9%
Free cash flow reconciliation[8]:
Operating cash flow	$62,369	$55,491	$176,632	$247,714
Capital expenditures, net	(19,455)	(18,663)	(80,524)	(93,001)

Free cash flow	$42,914	$36,828	$96,108	$154,713

[1]	Other represents the Shanghai E-MS and Shenzhen plant results.
[2]

This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP EPS, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations.

[3]

Non-GAAP gross profit and gross margin measures exclude amortization of intangibles, accelerated depreciation, stock-based compensation expense, unrealized gain on commodity hedge, restructuring and other charges.

[4]

Non-GAAP operating income and operating margin measures exclude amortization of intangibles, accelerated depreciation, stock-based compensation expense, gain on sale of assets, unrealized gain on commodity hedge, impairment of goodwill, restructuring, acquisition-related costs, and other charges.

[5]

This information provides non-GAAP net income and non-GAAP EPS, which are non-GAAP financial measures. Management believes that both measures — which add back amortization of intangibles, accelerated depreciation, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), gain on sale of assets, change in fair value of warrant liabilities, loss on extinguishment of debt, unrealized gain on commodity hedge, impairment of goodwill, restructuring, acquisition-related costs, and other charges as well as the associated tax impact of these charges and discrete tax items — provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.

[6]	Income tax adjustments reflect the difference between income taxes based on a non-GAAP tax rate and a forecasted annual GAAP tax rate.
[7]

Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization of intangibles, stock-based compensation expense, gain on sale of assets, change in fair value of warrant liabilities, loss on extinguishment of debt, unrealized gain on commodity hedge, impairment of goodwill, restructuring, acquisition-related costs, and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.

[8]	Free Cash Flow in 2020 has been restated to exclude the Mobility business which was sold in Q2 of 2020.